Exhibit 99.2 Media Inquiries: Investor Inquiries: Deb Kline Matthew Booher John Nunziati 908-953-6179 (office) 908-953-7500 (office) 408-562-3780 (office) klined@avaya.com mbooher@avaya.com jfnunziati@avaya.com Avaya Announces Fiscal Second Quarter 2014 Reporting Date Santa Clara, Calif. – April 23, 2014 – Avaya Inc., a global provider of business collaboration and communication software and services, announced today that it plans to report results for the fiscal second quarter ended March 31, 2014 prior to the market opening on Wednesday, May 7, 2014. Avaya will host a conference call to discuss its financial results at 5:00 a.m. PDT on May 7, 2014. A listen-only webcast of the conference call and presentation notes can be accessed on the company’s website at www.avaya.com/investors. A replay of the conference call will be available beginning at 5:00 p.m. PDT on May 7 through June 7, by dialing 855-859-2056 within the United States and 404-537-3406 outside the United States. The replay access code is 24442437. In connection with the sale of its IT Professional Services (“ITPS”) consulting group, which was completed on March 31, 2014, Avaya also provided additional unaudited financial information reflecting the reclassification of the ITPS business as discontinued operations for the quarterly results of each of the quarters during the fiscal years ended September 30, 2012 and September 30, 2013 and for the quarter ended December 31, 2013. This information was also furnished to the US Securities and Exchange Commission on a Current Report on Form 8-K on April 23, 2014, and is available on the investor pages of the Avaya website, at www.avaya.com/investors.

About Avaya:

Avaya is a global provider of business collaboration and communications software and services, providing unified communications, contact centers, networking and related services to companies of all sizes around the world. For more information please visit www.avaya.com.

Certain statements contained in this press release may be forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these are reasonable, such forward looking statements involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya's filings with the SEC that are available at www.sec.gov. Avaya disclaims any intention or obligation to update or revise any forward-looking statements.

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